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Exhibit 10.6

                 EMPLOYMENT TERMINATION AND RELEASE AGREEMENT


     THIS EMPLOYMENT TERMINATION AND RELEASE AGREEMENT ("this "Agreement") is entered into as of June 21, 1999 by and between UNITED ROAD SERVICES, INC., a Delaware corporation (the "Company"), and EDWARD T. SHEEHAN ("Sheehan").

                               R E C I T A L S:

     Sheehan is currently employed by the Company as its Chief Executive Officer and serves as its Chairman of the Board. The Company and Sheehan are parties to an Amended and Restated Executive Employment Agreement, dated as of January 1, 1999, as amended by Amendment Number One, dated as of March 31, 1999 (as amended, the "Employment Agreement"). The Company and Sheehan mutually desire that the Employment Agreement and Sheehan's employment by the Company be terminated.

     The Company recognizes that Sheehan has provided valuable services to the Company and Sheehan recognizes that certain activities on his part would be detrimental to the Company.

     In consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree with each other as follows:

1.   TERMINATION OF EMPLOYMENT

     Sheehan's employment with the Company shall terminate effective as of the close of business on June 21, 1999 (the "Effective Date"). Sheehan, upon execution of this Agreement, hereby resigns all officer and other positions he may hold with the Company and its subsidiaries as of the date hereof, except that Sheehan shall continue as a member of the Board of Directors at the pleasure of the Chairman of the Board or until Sheehan's earlier resignation. The Employment Agreement and all rights and obligations of Sheehan thereunder, including without limitation any rights to salary, bonuses, stock options, and rights resulting from a Change of Control (as defined therein), shall terminate effective as of the close of business on the Effective Date. Notwithstanding anything herein, the Indemnification Agreement dated as of April 1998 between the Company and Sheehan shall survive termination of the Employment Agreement in accordance with the terms of such Indemnification Agreement.

2.   COMPENSATION

     For all services rendered by Sheehan and in consideration of the termination of the Employment Agreement, the Company agrees to compensate Sheehan as follows:

     A.   Lump Sum Payment. A payment of $26,923 in cash by the Company to
          ----------------
Sheehan on the date of Sheehan's execution of this Agreement, the receipt of which amount is hereby
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acknowledged by Sheehan, representing previously unpaid salary owed to Mr.
Sheehan for his services to the Company during the period from February 26, 1998 through April 15, 1998.

     B.   Periodic Payments.  A severance payment equal to $600,000 payable
          -----------------
over a two year period commencing on the Effective Date in equal installments (pro rated for portions of a pay period) on the Company's regular pay days, subject to withholding by the Company of all applicable federal and state income, social security, disability and other taxes as required by applicable law; provided, however, that Sheehan's right to receive payments pursuant to this Section 2.B shall cease immediately upon a knowing violation by Sheehan of any of the provisions of Sections 6, 7 or 8 hereof.

     C.   Continued Vesting of Stock Options.  Any and all stock options
          ----------------------------------
granted to Sheehan pursuant to any of the Company's stock option plans prior to the date hereof that are unvested as of the date hereof will continue to vest, and Sheehan shall be permitted to exercise such options on the terms set forth in the relevant option plan and option agreement, in the same amounts and at the same times as such options would have vested had Sheehan remained employed by the Company until all such options become fully vested (the period between the date hereof and the date that all such options become fully vested being hereafter referred to as the "Option Vesting Period"); provided, however, that such continued vesting of options shall immediately cease upon a knowing violation by Sheehan during the Option Vesting Period of any of the provisions of Sections 6, 7 or 8 hereof.

     D.   Medical Insurance.  The Company will continue to provide, for a
          -----------------
period of five years from the date hereof, medical, life, dental and disability insurance coverage to Sheehan of the type and amount provided to Sheehan under the Company's insurance policies as in effect as of the date hereof; provided, however, that if such coverage does not continue to be maintained by the Company or is otherwise not available to Sheehan, the Company shall provide for or make available to Sheehan substantially similar economic benefits; provided, however, that nothing in this subsection D shall obligate the Company to provide for or make any similar economic benefits available to Sheehan if the Company does not have such benefits available to its other executive officers.

     E.   Other.  The Company will pay to Sheehan on the date hereof (i) all
          -----
amounts owed by the Company to Sheehan pursuant to Section 3 of the Employment Agreement as of the date hereof; (ii) $17,308, which represents unused vacation that Sheehan has accrued through the date hereof, as well as all earned benefits up to and including the date hereof; and (iii) all amounts necessary to reimburse Sheehan for all expenses he has properly incurred on behalf of the Company as provided in Section 6.2 of the Employment Agreement prior to the date hereof. The Company shall also extend to Sheehan "COBRA" benefits to the extent required by applicable law.

     F.   Automobile.  The Company-owned Jaguar automobile currently used by
          ----------
Sheehan shall be titled to and owned by Sheehan upon the payment by Sheehan to the Company of $47,000.

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3.   REPURCHASE RIGHT

     The Company and Sheehan hereby agree that Sheehan's termination of employment shall be considered for all purposes a termination by the Company without cause. Without limiting the generality of the foregoing, the Company and Sheehan agree that the Company shall not have a right to repurchase any shares of the Company's Common Stock owned by Sheehan pursuant to Section 2 of the Stock Purchase and Restriction Agreement dated as of November 1997 between the Company and Sheehan (the "Subscription Agreement"), and that all shares of the Company's Common Stock purchased by Sheehan pursuant to the Subscription Agreement shall be considered fully "vested" within the meaning of the Subscription Agreement as of the date hereof and free from any restrictions on transfer or rights of repurchase set forth therein. The Company agrees to remove the legend relating to this repurchase right from the stock certificates of all shares purchased by Sheehan pursuant to the Subscription Agreement upon the request of Sheehan.

4.   TRANSITION

     Sheehan agrees that he will cooperate with, and do nothing to impede, a smooth transition of his employment responsibilities including, without limitation, by participating, at the request of the Company, in communications with investors, analysts, employees, financial institutions and others relating to such transition.

5.   RELEASE

     A.  Except for a claim based upon a breach of this Agreement,
Sheehan hereby knowingly and voluntarily releases the Released Parties (as defined below) from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which Sheehan now has or claims, or might have or claim, pertaining to or arising out of the Employment Agreement, Sheehan's employment by the Company, or his separation therefrom and Sheehan hereby represents to the Released Parties that he has not assigned any such claims, suits, demands, actions or causes of action to any third party. This release covers all claims of any kind under any local, state, or federal common law, statute, regulation or ordinance, including without limitation those claims dealing with employment discrimination, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., 42 U.S.C. 1981, the Age
                                     -- ---
Discrimination in Employment Act, as modified by the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Americans with Disabilities Act, or claims under the Family and Medical Leave Act, or for breach of contract, misrepresentation, defamation, wrongful discharge under the common law of any state, infliction of emotional distress or any other tort under the common law of any state. This release shall run to and be for the benefit of the Company and each of its affiliated or related entities, and all predecessors, successors and assigns thereof and each of their trustees, debenture holders, shareholders, directors, officers, employees, agents and attorneys, past or present, and all predecessors, successors, heirs and assigns thereof (collectively "Released Parties"). This release shall run to and be binding upon Sheehan and his heirs and assigns. Sheehan agrees to indemnify and hold the Released Parties harmless from and against any and all

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losses, damages, liabilities, obligations, actions, judgments, fees and expenses of any nature whatsoever incurred by the Released Parties as a result of any claim or demand covered by this Section 5.A made against any of the Released Parties by Sheehan.

     The following provisions are applicable to and made a part of this Agreement and the foregoing general release and waiver:

          (a) In exchange for this general release and waiver hereunder, Sheehan hereby acknowledges that he has received separate consideration beyond that which he is otherwise entitled to under Company policy or applicable law;

          (b) The Company hereby expressly advises Sheehan to consult with an attorney of his choosing prior to executing this Agreement, which contains a general release and waiver, and Sheehan acknowledges that he has had an opportunity to consult such an attorney;

          (c) Sheehan has twenty-one (21) days from the date of presentment (or until July 12, 1999) to consider whether or not to execute this Agreement. In the event of such execution, Sheehan has a further period of seven days from the date of execution in which to revoke (the "Revocation Period") said execution by an unequivocal and written notice to the Company that shall be effective when actually received by Allan D. Pass, President and Chief Operating Officer of the Company, if received by 5:00 p.m. on the seventh day after the signing of this Agreement, and this Agreement shall not become effective or enforceable until the expiration of such revocation period.

     B. Sheehan agrees to cooperate with the Company in the truthful and honest prosecution and/or defense of any claim in which the Released Parties may have an interest (subject to reasonable limitations concerning time and place), which may include without limitation making himself available to participate in any proceeding involving any of the Released Parties, allowing himself to be interviewed by representatives of the Company, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information.

     C. Except for a claim based upon a breach of this Agreement, the Company, for itself and on behalf of each of the Released Parties, hereby releases Sheehan from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which the Company or the Released Parties now have or claim, or might have or claim, pertaining to or arising out of the Employment Agreement, Sheehan's employment by the Company, or his separation therefrom and the Company, for itself and on behalf of the Released Parties, hereby represents that they have not assigned any such claims, suits, demands, actions, or causes of action to any third party. This release covers all claims of any kind under any local, state, or federal common law, statute, regulation or ordinance, including without limitation those claims dealing with breach of contract, misrepresentation, defamation, negligence, breach of fiduciary or other duty or for any tort under the common law of any state. The Company agrees to indemnify and hold Sheehan harmless

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from and against any and all losses, damages, liabilities, obligations, actions, judgments, fees and expenses of any nature whatsoever incurred by Sheehan as a result of any claim or demand covered by this Section 5.C made against Sheehan by the Company or any of the Released Parties.

6.   UNFAIR COMPETITION

     A. Sheehan agrees that all trade secrets, or confidential or proprietary information with respect to the activities and businesses of the Company, including, without limitation, personnel information, secret processes, know-how, customer lists, databases, ideas, techniques, processes, inventions (whether patentable or not), and other technical plans, business plans, marketing plans, product plans, forecasts, contacts, strategies and information (collectively "Proprietary Information") which were learned by Sheehan in the course of his employment by the Company, are confidential and will be kept and held in confidence and trust as a fiduciary by Sheehan, and Sheehan will not use or disclose Proprietary Information of the Company without the Company's consent, unless Sheehan is compelled so to disclose under process of law, in which case Sheehan will first notify the Company promptly after receipt of a demand to so disclose.

     B. For a period of two years following the date hereof, Sheehan will not directly or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

          (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, financier, manager, executive, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company or any of its subsidiaries within 100 miles of any geographic location in which the Company or any of its subsidiaries conducts business as of the date hereof (the "Territory");

          (ii) call upon any prospective acquisition candidate on Sheehan's own behalf or on behalf of any competitor of the Company or any of its subsidiaries, which candidate was either called upon by the Company (including its subsidiaries) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity; provided, however, that Sheehan shall not be charged with a violation of this Section 6.B(ii) unless and until Sheehan shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made, for the purpose of acquiring such entity;

          (iii) call upon, contact or solicit any person who is, at that time, an employee of the Company (including the subsidiaries thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the subsidiaries thereof); provided, however, that

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                 Sheehan shall be permitted to call upon and hire any member of his or her immediate family;

          (iv) call upon any person or entity which is, as of the date hereof, or which has been, within one (1) year prior to the date hereof, a customer of the Company (including the subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory;

          (v) disclose customers, whether in existence or proposed, of the Company (or the Company's subsidiaries) to any person, firm, partnership, corporation or business for any reason or purpose; or

          (vi) engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or good will of the Company, its management, or of management of corporations affiliated with the Company.

Notwithstanding anything herein to the contrary, the limitations in this Section 6.B will not prohibit any investment by Sheehan of not more than 3% of the outstanding capital stock of a company whose securities are listed on a public exchange or the National Association of Securities Dealers Automated Quotation National Market System.

     C. Sheehan and the Company acknowledge that: (i) each covenant and restriction contained in Sections 6.A, 6.B, 7 and 8 of this Agreement is necessary, fundamental, and required for the protection of the Company's business and goodwill; (ii) such covenants and restrictions relate to matters which are of a special, unique, and extraordinary character that gives each of them a special, unique, and extraordinary value which is difficult to measure in economic terms; and (iii) a breach of any such covenant or restriction will result in immediate and irreparable harm and damage to the Company which cannot be compensated adequately by a monetary award or other remedy at law. Accordingly, it is expressly agreed that, in addition to all other remedies available at law or in equity, the Company will be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or restriction, or otherwise specifically to enforce the provisions contained in Sections 6.A, 6.B, 7 and 8 of this Agreement.

     D.  Reasonable Restraint. It is agreed by the parties hereto that the
         --------------------
foregoing covenants in Sections 6.A and 6.B impose a reasonable restraint on Sheehan in light of the activities and business of the Company (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of the Company; but it is also the intent of the Company and Sheehan that such covenants be construed and enforced in accordance with the changing activities and business of the Company (including the subsidiaries thereof) throughout

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the term of this Agreement. It is further agreed by the parties that a portion of the compensation paid to Sheehan under this Agreement is paid in consideration of the covenants herein contained, the sufficiency of which consideration is hereby acknowledged. If the scope of any restriction contained in Sections 6.A and 6.B is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties consent that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     E.  Independent Covenant. Each of the covenants in Sections 6, 7 and 8
         --------------------
shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action of Sheehan against the Company (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the time periods stated in Sections 6.A, 6.B and 7, during which the agreements and covenants of Sheehan made in Sections 6.A, 6.B and 7 shall be effective, shall be computed by excluding from such computation any time during which Sheehan is in violation of any provision of Section 6 or 7. The covenants contained in Sections 6, 7 and 8 shall not be affected by any breach of any other provision of this Agreement by any party hereto.

7.   PROPRIETARY MATTERS

     Sheehan expressly understands and agrees that any and all improvements, inventions, discoveries, processes, or know-how that were generated, conceived or made by Sheehan, solely or jointly with another, during the term of the Employment Agreement or during a period of two years after the date hereof, and which are directly related to the business or activities of the Company and which Sheehan conceives as a result of his employment by the Company, whether so generated or conceived during Sheehan's regular working hours or otherwise, and whether patentable or not, are the sole and exclusive property of the Company, and Sheehan shall promptly disclose any such improvements, inventions, discoveries, processes or know-how to the Company. Sheehan hereby assigns and agrees to assign all his interests in such improvements, inventions, discoveries, processes, and know-how to the Company or its nominees and agrees, whenever requested to do so by the Company (either during the term of this Agreement or thereafter), to execute and assign any and all applications, assignments and/or other instruments and do all things which the Company may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend Letters of Patent, copyrights, trade names or trademarks of the United States or of foreign countries for said improvements, inventions, discoveries, processes, or know-how, or in order to assign and convey or otherwise make available to the Company the sole and exclusive right, title, and interest in and to said improvements, inventions, discoveries, processes, know-how, or otherwise to protect the Company's interest therein.

8.   RETURN OF COMPANY PROPERTY

     All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Sheehan by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be

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and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Sheehan shall be delivered promptly to the Company without request by it.

9.   ENTIRE AGREEMENT

     This instrument constitutes the entire agreement between the parties. No modification of this Agreement shall be valid unless signed by the party against whom such modification is sought to be enforced.

10.  GOVERNING LAW

     This Agreement shall be confirmed in accordance with the laws of the State of New York without regard to conflict of law principles.

11.  MISCELLANEOUS

     Sheehan agrees that neither this Agreement nor performance hereunder constitutes an admission by the Company of any violation of any federal, state or local law, regulation, common law, of any breach of any contract or any other wrongdoing of any type.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


UNITED ROAD SERVICES, INC.


By:  /s/ Allan D. Pass                  /s/ Edward T. Sheehan
   ------------------------           ----------------------------
   Its   President and COO            EDWARD T. SHEEHAN
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